EXHIBIT 15.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Imation Corp.
         Registration on Form S-8

We are aware that our report dated April 30, 1997 on our reviews of the interim consolidated financial information of Imation Corp. and subsidiaries (the "Company") for the three month periods ended March 31, 1997 and 1996, and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997, and our report dated July 30, 1997 on our reviews of the interim consolidated financial information of the Company for the three and six month periods ended June 30, 1997 and 1996, and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997, are incorporated by reference in this Registration Statement on Form S-8 of the Company pertaining to the Imation Corp. Stock Option Plan for Employees of Cemax-Icon, Inc. Pursuant to Rule 436(c) under the Securities Act of 1933, as amended, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                              /s/ Coopers & Lybrand L.L.P.
                                              COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
                                                              September 12, 1997